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                                                                   SUB-ITEM 77I

                      TERMS OF NEW OR AMENDED SECURITIES

         INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

                          STATEMENT OF PREFERENCES OF
                   VARIABLE RATE MUNI TERM PREFERRED SHARES

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                               TABLE OF CONTENTS

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DESIGNATION...................................................................   1

DEFINITIONS...................................................................   1

TERMS.........................................................................  15

1. NUMBER OF AUTHORIZED SHARES................................................  15
   (a) Authorized Shares......................................................  15
   (b) Capitalization.........................................................  15
   (c) Capital and Surplus....................................................  15
   (d) Reduction of Capital...................................................  15
   (e) Capital Sufficiency....................................................  16

2. DIVIDENDS..................................................................  16
   (a) Ranking................................................................  16
   (b) Cumulative Cash Dividends..............................................  16
   (c) Dividends Cumulative from Date of Original Issue.......................  16
   (d) Dividend Payment Dates.................................................  16
   (e) Applicable Rates and Calculation of Dividends..........................  16
   (f) Curing a Failure to Deposit............................................  18
   (g) Dividend Payments by Fund to Redemption and Paying Agent...............  18
   (h) Redemption and Paying Agent to Hold Dividend Payments by Fund in Trust.  18
   (i) Dividends Paid to Holders..............................................  18
   (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends...  19
   (k) Dividends Designated as Exempt-Interest Dividends......................  19

3. GROSS-UP PAYMENTS AND NOTICE OF ALLOCATIONS................................  19

4. VOTING RIGHTS..............................................................  19
   (a) One Vote Per VMTP Share................................................  19
   (b) Voting for Additional Trustees.........................................  20
   (c) 1940 Act Matters.......................................................  21
   (d) Exclusive Right to Vote on Certain Matters.............................  21
   (e) Rights Set Forth Herein Are Sole Rights................................  21
   (f) No Preemptive Rights or Cumulative Voting..............................  21
   (g) Voting for Trustees Sole Remedy for Fund's Failure to Pay Dividends....  21
   (h) Holders Entitled to Vote...............................................  21
   (i) Grant of Irrevocable Proxy.............................................  22

5. AMENDMENTS.................................................................  22

6. MINIMUM ASSET COVERAGE AND OTHER FINANCIAL REQUIREMENTS....................  24
   (a) Minimum Asset Coverage.................................................  24
   (b) Effective Leverage Ratio...............................................  24
   (c) Eligible Assets........................................................  24
   (d) Credit Quality.........................................................  24
   (e) Liens..................................................................  24

7. BASIC MAINTENANCE AMOUNT...................................................  24

8. RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS..........................  25
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   (a) Dividends on Preferred Shares Other Than VMTP Shares........................................................... 25
   (b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act............................. 25
   (c) Other Restrictions on Dividends and Other Distributions........................................................ 25
   (d) Sources of Dividends........................................................................................... 26

9. RATING AGENCY RESTRICTIONS......................................................................................... 26

10. REDEMPTION........................................................................................................ 26
   (a) Optional Redemption............................................................................................ 26
   (b) Term/Mandatory Redemption...................................................................................... 27
   (c) Notice of Redemption........................................................................................... 30
   (d) No Redemption Under Certain Circumstances...................................................................... 30
   (e) Absence of Funds Available for Redemption...................................................................... 31
   (f) Redemption and Paying Agent to Hold Redemption Payments by Fund in Trust....................................... 31
   (g) Shares for Which Deposit Securities Have Been Deposited and Notice of Redemption Has Been Given Are No Longer
       Outstanding.................................................................................................... 31
   (h) Compliance with Applicable Law................................................................................. 31
   (i) Only Whole VMTP Shares May Be Redeemed......................................................................... 31
   (j) Modification of Redemption Procedures.......................................................................... 32
   (k) Capital Limitations on Purchases and Redemptions............................................................... 32

11. LIQUIDATION RIGHTS................................................................................................ 32
   (a) Ranking........................................................................................................ 32
   (b) Distributions Upon Liquidation................................................................................. 32
   (c) Pro Rata Distributions......................................................................................... 32
   (d) Rights of Junior Shares........................................................................................ 32
   (e) Certain Events Not Constituting Liquidation.................................................................... 33

12. TRANSFERS......................................................................................................... 33

13. MISCELLANEOUS..................................................................................................... 33
   (a) No Fractional Shares........................................................................................... 33
   (b) Status of VMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund.................................... 33
   (c) Treatment of VMTP Shares as Equity............................................................................. 33
   (d) Board May Resolve Ambiguities.................................................................................. 34
   (e) Headings Not Determinative..................................................................................... 34
   (f) Notices........................................................................................................ 34
   (g) Redemption and Paying Agent.................................................................................... 34
   (h) Securities Depository.......................................................................................... 34
   (i) Voluntary Bankruptcy........................................................................................... 34
   (j) Applicable Law Restrictions and Requirements................................................................... 34
   (k) Information to Holders......................................................................................... 34
   (l) Tax Status of the Fund......................................................................................... 36
   (m) Maintenance of Existence....................................................................................... 36
   (n) Compliance with Law............................................................................................ 36
   (o) Maintenance of Approvals: Filings, Etc......................................................................... 36
   (p) 1940 Act Registration.......................................................................................... 36
   (q) Compliance with Eligible Assets Definition..................................................................... 36
   (r) Access to Information Relating to Compliance With Eligible Assets Definition................................... 36
   (s) Ratings........................................................................................................ 36
   (t) Purchase by Affiliates......................................................................................... 36
   (u) Audits......................................................................................................... 37
   (v) Termination.................................................................................................... 37
   (w) Actions on Other Than Business Days............................................................................ 37
   (x) Liability...................................................................................................... 37
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                                      ii

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14. GLOBAL CERTIFICATE..............................................................................  37

Appendix A: Eligible Assets ........................................................................ A-1
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                                      iii

         INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

                          STATEMENT OF PREFERENCES OF
                   VARIABLE RATE MUNI TERM PREFERRED SHARES

       Invesco Van Kampen Pennsylvania Value Municipal Income Trust, a Delaware statutory trust (the "FUND"), hereby certifies that:

       FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Fund by Article II of the Declaration of Trust, the Board of Trustees of the Fund approved the issuance of 1,301 preferred shares of beneficial interest of the Fund in one or more series as Variable Rate Muni Term Preferred Shares (the "VMTP SHARES"). The VMTP Shares may be issued in one or more series, as designated and authorized by the Board of Trustees or a duly authorized committee thereof from time to time (each series of VMTP Shares that may be authorized and issued, a "SERIES").

       SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of VMTP Shares are as follows or as set forth in an amendment to this Statement of Preferences or otherwise in the Declaration of Trust (each such Series being referred to herein as a "SERIES OF VMTP SHARES"):

                                  DESIGNATION

       Series 2015/6-VPV: A series of 1,301 preferred shares of beneficial interest of the Fund, liquidation preference $100,000 per share, is hereby authorized and designated "Series 2015/6-VPV VMTP Shares". Each Series 2015/6-VPV VMTP Share shall be issued on a date determined by the Board of Trustees of the Fund or pursuant to their delegated authority; have an Applicable Rate for the Initial Rate Period equal to the sum of 1.10% per annum plus the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, published at approximately 3:00 p.m., New York City time, on Wednesday, August 22, 2012; have an initial Dividend Payment Date of September 4, 2012; and have such other preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, required by Applicable Law and that are expressly set forth in this Statement of Preferences and the Declaration of Trust. The Series 2015/6-VPV VMTP Shares shall constitute a separate series of preferred shares of beneficial interest of the Fund and each Series 2015/6-VPV VMTP Share shall be identical to each other Series 2015/6-VPV VMTP Share. Except as otherwise provided with respect to any additional Series of VMTP Shares, the terms and conditions of this Statement of Preferences apply to each Series of VMTP Shares.

                                  DEFINITIONS

   The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

   "1940 ACT" means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder.

   "ADDITIONAL AMOUNT" has the meaning specified in Section 2(e)(i)(B) of this Statement of Preferences.

   "AFFECTED SERIES" has the meaning set forth in Section 5(d) of this Statement of Preferences.

   "AGENT MEMBER" means a Person with an account at the Securities Depository that holds one or more VMTP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Redemption and Paying Agent with respect to such Beneficial Owner.

   "APPLICABLE BASE RATE" means the SIFMA Municipal Swap Index.

   "APPLICABLE LAW" means Delaware State law (including, without limitation, the Delaware statutory trusts laws), the federal law of the United States of America (including, without limitation, the 1940 Act).

   "APPLICABLE RATE" means the dividend rate per annum on any VMTP Shares for a Rate Period determined as set forth in Section 2(e)(i) of this Statement of Preferences or in the definition of "Maximum Rate," as applicable.

   "APPLICABLE RATE DETERMINATION" means each periodic operation of the process of determining the Applicable Rate for the VMTP Shares for a Subsequent Rate Period.

   "BASIC MAINTENANCE AMOUNT," as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

   "BASIC MAINTENANCE CURE DATE," with respect to the failure by the Fund to satisfy the Basic Maintenance Amount (as required by Section 7(a) of this Statement of Preferences) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 Business Days following such Valuation Date.

   "BENEFICIAL OWNER" means a Person in whose name VMTP Shares are recorded as beneficial owner of such VMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or, if applicable, such Person's subrogee.

   "BOARD OF TRUSTEES" means the Board of Trustees of the Fund or any duly authorized committee thereof.

   "BROKER-DEALER" means any registered broker-dealer that has indicated on its BrokerCheck Report (available on FINRA BrokerCheck) under "Firm Operations--Types of Business" that it is engaged in each of the following business lines: (i) "Broker or dealer retailing corporate equity securities over-the-counter;" and (ii) "Underwriter or selling group participant" (of any type of securities); provided that, if FINRA shall discontinue the existence of BrokerCheck, "Broker-Dealer" means any registered broker-dealer that engages in such business lines or substantively equivalent business lines as indicated on whatever publicly available information source that replaces FINRA BrokerCheck; provided further that if no publicly available information source replaces FINRA BrokerCheck, "Broker-Dealer" shall mean any registered broker dealer.

   "BUSINESS DAY" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

   "CLOSED-END FUNDS" has the meaning set forth in Section 12(a) of this Statement of Preferences.

   "CLOSING DATE" means May 10, 2012.

   "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

   "COMMON SHARES" has the meaning set forth in the Declaration of Trust.

   "CONDITIONAL ACCEPTANCE" means a conditional acceptance by the Total Holders to extend the Term Redemption Date of the VMTP Shares.

   "CURE DATE" means the Basic Maintenance Cure Date, the Minimum Asset Coverage Cure Date or the last day of the Effective Leverage Ratio Cure Period, as the case may be.

   "CUSTODIAN", for purposes of this Statement of Preferences, means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

   "DATE OF ORIGINAL ISSUE" means August 27, 2012.

   "DECLARATION OF TRUST" means the Amended and Restated Agreement and Declaration of Trust of the Fund, as amended and supplemented (including by this Statement of Preferences).

   "DEFEASED SECURITIES" means a security for which cash, cash equivalents or other eligible property has been pledged in an amount sufficient to make all required payments on such security to and including maturity (including any accelerated maturity pursuant to a permitted redemption), in accordance with the instrument governing the issuance of such security.

   "DEFERRED COMPENSATION HEDGE ASSETS" has the meaning specified in Appendix A of this Statement of Preferences.

   "DEPOSIT SECURITIES" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

    (1)  cash or any cash equivalent;

    (2)  any U.S. Government Security;

    (3) any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities with substantially similar terms as of the date of this Statement of Preferences (or such rating's future equivalent), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act as amended or as in effect on the Date of Original Issue;

    (4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7, or in any similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Securities or any combination thereof; or

    (5) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of this Statement of Preferences (or such rating's future equivalent).

   "DERIVATIVE CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward swap transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, futures contracts, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement or cleared on an exchange or other clearing organization, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any obligations or liabilities under any such Master Agreement.

   "DERIVATIVE TERMINATION VALUE" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Holder or an affiliate of the Holder) or (c) for any date on which Derivative Contracts are traded on an exchange, the last reported sale price.

   "DISCOUNTED VALUE," as of any Valuation Date, has the meaning set forth in the Rating Agency Guidelines.

   "DIVIDEND PAYMENT DATE" means the date that is the first Business Day of each calendar month.

   "DIVIDEND PERIOD" means, with respect to the Series 2015/6-VPV VMTP Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including August 31, 2012 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

   "EFFECTIVE LEVERAGE RATIO" means the quotient of:

   (A) the sum of (i) the aggregate liquidation preference of the Fund's "senior securities" (as that term is defined in the 1940 Act) that are shares of beneficial interest of the Fund, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (x) any such senior securities for which the Fund has issued a notice of redemption (in accordance with the terms of such senior securities) and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (y) the Fund's outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of VMTP Shares or other replacement securities, for which the Fund either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) to the paying agent for such Preferred Shares or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption; (ii) the aggregate principal amount of a Fund's "senior securities representing indebtedness" (as that term is defined in the 1940 Act), plus any accrued but unpaid interest thereon;
(iii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund); and (iv) the aggregate amount of the Fund's repurchase obligations under repurchase agreements;

   divided by

   (B) the sum of (i) the Market Value of the Fund's total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities relating to senior securities for which the Fund has issued a notice of redemption (in accordance with the terms of such senior securities) and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities on hand and segregated on the books and records of the Custodian for the purpose of such redemption), less the sum of (A) the amount of the Fund's accrued liabilities (which accrued liabilities shall include net obligations of the Fund under each Derivative Contract in an amount equal to the Derivative Termination Value thereof payable by the Fund to the related counterparty), other than liabilities for the aggregate principal amount of senior securities representing indebtedness, and (B) the Overconcentration Amount; and (ii) the aggregate principal amount of floating rate trust certificates corresponding to the associated residual floating rate trust certificates owned by the Fund (less the aggregate principal amount of any such floating rate trust certificates owned by the Fund and corresponding to the associated residual floating rate trust certificates owned by the Fund).

   "EFFECTIVE LEVERAGE RATIO CURE PERIOD" has the meaning specified in
Section 6(b) of this Statement of Preferences.

   "ELECTRONIC MEANS" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent, shall be sent by such means as set forth in the Redemption and Paying Agent Agreement.

   "ELIGIBLE ASSETS" means the instruments listed on Appendix A hereto.

   "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

   "EXCLUDED REDEMPTION" means a redemption of 10% or less of the Outstanding VMTP Shares utilizing redemption proceeds derived from the issuance of tender option bond securities.

   "EXPOSURE PERIOD" has the meaning set forth in the Moody's Guidelines.

   "FAILURE TO DEPOSIT" means, with respect to a series of VMTP Shares, a failure by the Fund to pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for such series of VMTP Shares, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any Redemption Date for such series of VMTP Shares in funds available on such Redemption Date in The City of New York, New York, the Redemption Price to be paid on such Redemption Date for any share of such Series after Notice of Redemption is provided pursuant to Section 10(c) of this Statement of Preferences; provided, however, that, notwithstanding anything expressed or implied herein to the contrary, (i) the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of VMTP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption, and (ii) a Failure to Deposit shall not be deemed to have occurred if the Fund is unable to make the payments in clause (A) or clause (B) due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments.

   "FITCH" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A, or any successor thereto.

   "FITCH ELIGIBLE ASSETS" means assets of the Fund set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Fitch ratings of VMTP Shares at the request of the Fund.

   "FITCH GUIDELINES" means the guidelines applicable to Fitch's then current ratings of the VMTP Shares provided by Fitch in connection with Fitch's ratings of the VMTP Shares at the request of the Fund (a copy of which is available to Holders on request to the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Fund or such earlier date as the Fund may elect.

   "FITCH PROVISIONS" means Sections 7, 8(c)(B) and 9 of this Statement of Preferences with respect to Fitch, and any other provisions hereof with respect to Fitch's ratings of VMTP Shares at the request of the Fund, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from Fitch. The Fund is required to comply with the Fitch Provisions only if Fitch is then rating VMTP Shares at the request of the Fund.

   "FOREIGN ENTITY" means any non-U.S. entity that is an Operating Company whose equity securities (or depositary receipts) are publicly traded and has a market capitalization of a U.S. dollar equivalent of not less than U.S.$1,000,000,000 on the trade date for the proposed transfer of VMTP Shares.

   "FUND" has the meaning as set forth in the recitals of this Statement of Preferences.

   "GROSS-UP PAYMENT" means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner's dividends in dollars (after giving effect to regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner. Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of VMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is properly designated as an exempt-interest dividend under
Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of VMTP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and
(iv) assuming that each Taxable Allocation and each Gross-up Payment would not be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

   "HOLDER" means a Person in whose name a VMTP Share is registered in the registration books of the Fund maintained by the Redemption and Paying Agent.

   "INCREASED RATE EVENT" means the occurrence of any of the following events:

   (a) failure by the Fund to pay when due the full amount of accrued but unpaid dividends on any Dividend Payment Date (other than a failure by the Fund to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Fund pays the full amount of such accrued but unpaid dividends;

   (b) failure by the Fund to make any redemption payment pursuant to
Section 10 of this Statement of Preferences (other than a failure by the Fund to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Fund makes such redemption payment;

   (c) failure by the Fund to pay when due the full amount of accrued but unpaid dividends in respect of Gross-up Payments required to be paid pursuant to Section 3(b), (other than a failure by the Fund to so pay due to the lack of legally available funds under Applicable Law or because of any other Applicable Law restrictions on such payments). This Increased Rate Event shall be considered cured on the date the Fund pays the full amount of such accrued but unpaid dividends in respect of Gross-up Payments required to paid pursuant to
Section 3(b);

   (d) failure by the Fund to have cured on or before the applicable Minimum Asset Coverage Cure Date any failure to maintain Minimum Asset Coverage as required by Section 6(a). This Increased Rate Event shall be considered cured on the date the Fund next achieves Minimum Asset Coverage;

   (e) failure by the Fund on the last day of an applicable Effective Leverage Ratio Cure Period to have an Effective Leverage Ratio of not greater than 45%. This Increased Rate Event shall be considered cured on the date the Fund next has an Effective Leverage Ratio of not greater than 45%;

   (f) failure by the Fund to make investments only in Eligible Assets as required by Section 6(c). This Increased Rate Event shall be considered cured on the date the Fund has disposed of any investments made in violation of
Section 6(c);

   (g) failure by the Fund to maintain compliance with Section 6(d). This Increased Rate Event shall be considered cured on the date the Fund returns to compliance with Section 6(d);

   (h) the creation, incurrence, or existence of any lien in violation of
Section 6(e). This Increased Rate Event shall be considered cured on the date that such lien is released or discharged;

   (i) failure by the Fund on the Basic Maintenance Cure Date to satisfy the Basic Maintenance Amount as of the Valuation Date pertaining to such Basic Maintenance Cure Date. This Increased Rate Event shall be considered cured on the date that the Fund confirms in writing that it is in compliance with the Basic Maintenance Amount and makes such confirmation publicly available, which may be made by posting on a publicly available section of the Fund's website;

   (j) the declaration, payment or setting apart for payments any dividend or other distribution in violation of Section 8. Such Increased Rate Event shall be considered cured (i) in the case of any declaration or setting apart for payment of any dividend or other distribution, on the date such action is effectively rescinded, set aside, reversed, revoked, or otherwise rendered null and (ii) in any other case, on the first date thereafter that the Fund is not prohibited pursuant to Section 8 from declaring, paying or setting apart for payment a cash dividend or other cash distribution in respect of the Common Shares;

   (k) unless pursuant to an order of the court of competent jurisdiction, the payment or distribution of any assets of the Fund in violation of Section 11(b) or 11(c);

   (l) failure of the Fund to comply with Section 13(h). This Increased Rate Event will be considered cured on the date the Fund shall next maintain settlement of VMTP Shares in global book entry form through the Securities Depository;

   (m) failure of the Fund to comply with Section 13(i). This Increased Rate Event will be considered cured on the date such filing or application has been withdrawn, rescinded or dismissed;

   (n) failure of the Fund to comply with Section 13(u). This Increased Rate Event will be considered cured on the date the Fund produces financial statements audited in accordance with the standards of the Public Company Accounting Oversight Board (United States);

   (o) any determination is made by the Fund or the Internal Revenue Service that the VMTP Shares are not equity in a regulated investment company for federal income tax purposes. This Increased Rate Event will be considered cured on the date such determination is reversed, revoked or rescinded;

   (p) a Registration Rights Failure occurs. This Increased Rate Event will be considered cured on the date such Registration Rights Failure no longer exists;

   (q) failure by the Fund to have duly authorized any Related Document. This Increased Rate Event shall be considered cured on the date the Fund duly authorizes each such Related Document that was not previously duly authorized; or

   (r) failure by the Fund to provide the information required by Section 12(b) and such failure is not cured by the fifth Business Day following written request. This Increased Rate Event shall be considered cured on the date the Fund furnishes the information specified in the foregoing sentence.

   "INITIAL RATE PERIOD," with respect to the VMTP Shares of any Series, means the period commencing on and including the Date of Original Issue thereof and ending on, and including the next succeeding Wednesday or if such day is not a Business Day, the next succeeding Business Day.

   "INVESTMENT ADVISER", for purposes of this Statement of Preferences, means Invesco Advisers, Inc., or any successor investment advisor to the Fund.

   "LIBOR DEALER" means Royal Bank of Canada and such other dealer or dealers as the Fund from time to time may appoint or in lieu of any thereof, and their respective affiliates and successors.

   "LIBOR RATE" means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 ("PAGE LIBOR01") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business Day preceding the Rate Determination Date (the "LIBOR DETERMINATION DATE"), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01,
(A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations,
(C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Fund's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Fund's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date.

   "LIQUIDATION PREFERENCE," means $100,000 per share.

   "LIQUIDITY ACCOUNT" has the meaning specified in Section 10(b)(ii)(A) of this Statement of Preferences.

   "LIQUIDITY ACCOUNT INITIAL DATE" means the date which is six-months prior to the Term Redemption Date.

   "LIQUIDITY ACCOUNT INVESTMENTS" means Deposit Securities or any other security or investment owned by the Fund that is rated not less than A-/A3 or the equivalent rating (or any such rating's future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be of an equivalent rating by the Investment Adviser on the Fund's books and records.

   "LIQUIDITY REQUIREMENT" has the meaning specified in Section 10(b)(ii)(B) of this Statement of Preferences.

   "LONDON BUSINESS DAY" means any day on which commercial banks are generally open for business in London.

   "MAJORITY" means the Holders of more than 50% of the aggregate Outstanding amount of the VMTP Shares.

   "MANAGED ASSETS" means the Fund's total assets (including any assets attributable to money borrowed for investment purposes) minus the sum of the Fund's accrued liabilities (other than money borrowed for investment purposes). For the avoidance of doubt, assets attributable to money borrowed for investment purposes includes the portion of the Fund's assets in a tender option bond trust of which the Fund owns the residual interest (without regard to the value of the residual interest to avoid double counting).

   "MARKET VALUE" of any asset of the Fund means the indication of value thereof determined by an independent third-party pricing service designated pursuant to the Fund's valuation policies and procedures approved from time to time by the Board of Trustees for use in connection with the determination of the Fund's net asset value. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

   "MAXIMUM RATE" means 15% per annum, increased by any applicable Gross-up Payment due and payable in accordance with Section 3 of this Statement of Preferences.

   "MINIMUM ASSET COVERAGE" means asset coverage, as defined in Section 18(h) of the 1940 Act as in effect on the Date of Original Issue (excluding from (1) the denominator of such asset coverage test (i) any senior securities (as defined in the 1940 Act) for which the Fund has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (ii) the Fund's outstanding Preferred Shares to be redeemed with the gross proceeds from the sale of VMTP Shares or other replacement securities, for which the Fund either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) to the paying agent for such Preferred Shares or otherwise has adequate Deposit Securities or sufficient deposits on hand and segregated on the books and records of the Custodian for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clause (1)(i) and (ii)) of at least 225% with respect to all outstanding senior securities of the Fund which are shares of beneficial interest of the Fund, including all Outstanding VMTP Shares (or, if higher, such other asset coverage as may be specified in or under the 1940 Act as in effect from time to time as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares).

   "MINIMUM ASSET COVERAGE CURE DATE," with respect to the failure by the Fund to maintain the Minimum Asset Coverage (as required by Section 6 of this Statement of Preferences), means the tenth Business Day following such failure.

   "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

   "MOODY'S DISCOUNT FACTOR" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of VMTP Shares at the request of the Fund.

   "MOODY'S ELIGIBLE ASSETS" means assets of the Fund set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of VMTP Shares at the request of the Fund.

   "MOODY'S GUIDELINES" means the guidelines applicable to Moody's then current ratings of the VMTP Shares, provided by Moody's in connection with Moody's ratings of the VMTP Shares at the request of the Fund (a copy of which is available to Holders on request to the Fund), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Fund or such earlier date as the Fund may elect.

   "MOODY'S PROVISIONS" means Sections 7, 8(c)(B) and 9 of this Statement of Preferences with respect to Moody's, and any other provisions hereof with respect to Moody's ratings of VMTP Shares at the request of the Fund, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from Moody's. The Fund is required to comply with the Moody's Provisions only if Moody's is then rating VMTP Shares at the request of the Fund.

   "MUNICIPAL SECURITIES" means municipal bonds, municipal securities (including, without limitation, municipal notes and municipal commercial paper) or other instruments, the underlying obligations or reference obligations of which, are one or more municipal bonds or municipal securities, in any case in which the Fund may invest for purposes of satisfying its policy of investing in municipal securities pursuant to its investment policies and procedures.

   "NET TAX-EXEMPT INCOME" means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

   "NOTICE OF REDEMPTION" means any notice with respect to the redemption of VMTP Shares pursuant to Section 10(c) of this Statement of Preferences.

   "NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund, including, at the date hereof, Moody's and Fitch.

   "OPERATING COMPANY" means any company that (i) is not, and does not hold itself out as being engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities and does not own securities having a value exceeding 50% of the value of such company's total assets as set forth on such company's most recently publicly available financial statement; or (ii) is a banking institution, insurance company or broker-dealer, incorporated or organized under the laws of a country other than the United States, or a political subdivision of a country other than the United States that is regulated as such by that country's or subdivision's government or any agency thereof.

   "OTHER RATING AGENCY" means each NRSRO, if any, other than Fitch or Moody's then providing a rating for the VMTP Shares at the request of the Fund.

   "OTHER RATING AGENCY ELIGIBLE ASSETS" means assets of the Fund set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Other Rating Agency ratings of VMTP Shares at the request of the Fund.

   "OTHER RATING AGENCY GUIDELINES" means the guidelines applicable to each Other Rating Agency's ratings of the VMTP Shares, provided by such Other Rating Agency in connection with such Other Rating Agency's ratings of the VMTP Shares at the request of the Fund (a copy of which is available on request to the Fund), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed between such Other Rating Agency and the Fund or such earlier date as the Fund may elect.

   "OTHER RATING AGENCY PROVISIONS" means Sections 7, 8(c)(B) and 9 of this Statement of Preferences with respect to any Other Rating Agency then rating the VMTP Shares at the request of the Fund, and any other provisions hereof with respect to such Other Rating Agency's ratings of VMTP Shares, including any provisions with respect to obtaining and maintaining a rating on VMTP Shares from such Other Rating Agency. The Fund is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating VMTP Shares at the request of the Fund.

   "OUTSTANDING" means, as of any date with respect to the VMTP Shares of any Series, the number of VMTP Shares of such Series theretofore issued by the Fund except, without duplication, (i) any VMTP Shares of such Series theretofore cancelled or delivered to the Redemption and Paying Agent for cancellation or redemption by the Fund, (ii) any VMTP Shares of such Series with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent sufficient Deposit Securities to redeem such VMTP Shares, pursuant to Section 10 of this Statement of Preferences, (iii) any VMTP Shares of such Series as to which the Fund shall be a Beneficial Owner, and (iv) any VMTP Shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

   "OVERCONCENTRATION AMOUNT" means, as of any date of calculation of the Effective Leverage Ratio, an amount equal to the sum of: (i) the Market Value of assets that are rated below A- or A3 by any rating agency then rating such assets that exceed 50% of the Market Value of the Fund's Managed Assets;
(ii) the Market Value of assets that are rated below investment grade by any rating agency then rating such assets that exceed 20% of the Market Value of the Fund's Managed Assets; (iii) the Market Value of assets that are from a single issuer rated at least A- or A3 by all rating agencies then rating such assets that exceed 12% of the Market Value of the Fund's Managed Assets, provided that if any single issuer is rated below A- or A3 by any rating agency then rating such assets, the Market Value of assets that are from such single issuer that exceed 6% of the Market Value of the Fund's Managed Assets;
(iv) the Market Value of assets that constitute tobacco obligations that exceed 10% of the Market Value of the Fund's Managed Assets; and (v) the Market Value of all deferred compensation plan assets, if any.

   "PERMITTED ISSUER" shall have the meaning set forth in Appendix A of this Statement of Preferences.

   "PERSON" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

   "PREFERRED SHARES" has the meaning set forth in the Declaration of Trust, and includes the VMTP Shares.

   "PURCHASE AGREEMENT" means the Variable Rate Muni Term Preferred Shares Purchase Agreement, dated as of the Closing Date, between the Fund and the Purchaser, as amended, modified or supplemented from time to time.

   "PURCHASER" means the purchaser on the Closing Date as set forth in the Purchase Agreement.

   "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

   "RATE DETERMINATION DATE" means, with respect to any Series of VMTP Shares,
(i) with respect to the Initial Rate Period for any Series of VMTP Shares, the Business Day immediately preceding the Date of Original Issue of such Series and (ii) with respect to any Subsequent Rate Period, the last day of the immediately preceding Rate Period for such Series.

   "RATE PERIOD," with respect to VMTP Shares, means the Initial Rate Period and any Subsequent Rate Period.

   "RATING AGENCY" means each of Fitch (if Fitch is then rating VMTP Shares at the request of the Fund), Moody's (if Moody's is then rating VMTP Shares at the request of the Fund) and any Other Rating Agency (if such Other Rating Agency is then rating VMTP Shares at the request of the Fund).

   "RATING AGENCY CERTIFICATE" has the meaning specified in Section 7(b) of this Statement of Preferences.

   "RATING AGENCY GUIDELINES" means Moody's Guidelines (if Moody's is then rating VMTP Shares at the request of the Fund), Fitch Guidelines (if Fitch is then rating VMTP Shares at the request of the Fund) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating VMTP Shares at the request of the Fund).

   "RATING AGENCY PROVISIONS" means the Moody's Provisions (if Moody's is then rating VMTP Shares at the request of the Fund), the Fitch Provisions (if Fitch is then rating VMTP Shares at the request of the Fund) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating VMTP Shares at the request of the Fund). The Fund is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating VMTP Shares at the request of the Fund.

   "RATINGS SPREAD" means, with respect to any Rate Period for any Series of VMTP Shares, the percentage per annum set forth opposite the highest applicable credit rating assigned to such Series, unless the lowest applicable credit rating is at or below A+/A1, in which case it means the percentage per annum set forth opposite the lowest applicable credit rating assigned to such Series, by either Moody's (if Moody's is then rating the VMTP Shares at the request of the Fund), Fitch (if Fitch is then rating the VMTP Shares at the request of the
Fund) or Other Rating Agency (if Other Rating Agency is then rating the VMTP Shares at the request of the Fund) in the table below on the Rate Determination Date for such Rate Period:

                           MOODY'S/FITCH*        PERCENTAGE
                           --------------        ----------
                         Aa2/AA to Aaa/AAA          1.10%
                              Aa3/AA-               1.20%
                               A1/A+                2.00%
                                A2/A                2.00%
                               A3/A-                2.00%
                             Baa1/BBB+              3.00%
                              Baa2/BBB              3.00%
                             Baa3/BBB-              3.10%
                     Non-investment grade or NR     4.00%

* And/or the equivalent ratings of an Other Rating Agency then rating the VMTP Shares at the request of the Fund.

   "REDEMPTION AND PAYING AGENT" means Deutsche Bank Trust Company Americas or any successor Person, which has entered into an agreement with the Fund to act as the Fund's transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VMTP Shares, or any successor by operation of law or any successor that acquires all or substantially all of the assets and assumes all of the liabilities of the Redemption and Paying Agent being replaced, either directly or by operation of law, provided that such successor (i) has a rating of at least A3/A- from an NRSRO and (ii) is a licensed banking entity with trust powers or a trust company and has total assets of at least $50 million.

   "REDEMPTION AND PAYING AGENT AGREEMENT" means the redemption and paying agent agreement, dated as of May 8, 2012, by and between the Fund and the Redemption and Paying Agent pursuant to which Deutsche Bank Trust Company Americas, or any successor, acts as Redemption and Paying Agent, as amended, modified or supplemented from time to time.

   "REDEMPTION DATE" has the meaning specified in Section 10(c) of this Statement of Preferences.

   "REDEMPTION PREMIUM" means, with respect to any VMTP Share rated above A1/A+ and its equivalent by all Rating Agencies then rating such VMTP Share at the request of the Fund as of the relevant Redemption Date and subject to any redemption on such Redemption Date, other than redemptions required to comply with Minimum Asset Coverage requirements or exceed compliance with the Minimum Asset Coverage requirements up to 240%, an amount equal to:

   (A) if such Redemption Date is greater than or equal to two years from the Term Redemption Date, the product of 3% and the Liquidation Preference of the VMTP Shares subject to redemption;

   (B) if such Redemption Date is less than two years but greater than or equal to 18 months from the Term Redemption Date, the product of 2% and the Liquidation Preference of the VMTP Shares subject to redemption; and

   (C) if such Redemption Date is less than 18 months but greater than or equal to one year from the Term Redemption Date, the product of 1% and the Liquidation Preference of the VMTP Shares subject to redemption.

   Any VMTP Share exchanged for a preferred share of an acquiring entity or successor entity in connection with a reorganization, merger or redomestication of the Fund in another state that had been previously approved by the Holders of VMTP Shares or that otherwise does not require the vote or consent of the Holders of VMTP Shares shall not be subject to the Redemption Premium.

   "REDEMPTION PRICE" means, with respect to any VMTP Share, the sum of (i) the Liquidation Preference, (ii) accumulated but unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (subject to Section 10(e)) and (iii) the Redemption Premium, if any, in respect of such VMTP Share.

   "REFERENCE BANKS" means four major banks in the London interbank market selected by Royal Bank of Canada or its affiliates or successors or such other party as the Fund may from time to time appoint.

   "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement entered into between the Fund and the Purchaser dated as of the Closing Date and as amended from time to time.

   "REGISTRATION RIGHTS FAILURE" means any failure by the Fund to (i) use its commercially reasonable efforts to make effective a VMTP Registration Statement with the SEC in violation of the Fund's obligations under the Registration Rights Agreement, or (ii) comply in any material respect with any other material provision of the Registration Rights Agreement necessary to effect the VMTP Registration Statement which has not been cured within 30 Business Days of the date of such violation.

   "RELATED DOCUMENTS" means this Statement of Preferences, the Declaration of Trust, the Purchase Agreement, the Registration Rights Agreement and the VMTP Shares.

   "RULE 2A-7" means Rule 2a-7 under the 1940 Act.

   "S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor or successors thereto

   "SEC" means the Securities and Exchange Commission.

   "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

   "SECURITIES DEPOSITORY" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VMTP Shares.

   "SERIES" has the meaning as set forth in the recitals of this Statement of Preferences.

   "SERIES OF VMTP SHARES" has the meaning as set forth in the recitals of this Statement of Preferences.

   "SIFMA" has the meaning as set forth in the recitals of this Statement of Preferences.

   "SIFMA MUNICIPAL SWAP INDEX" means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association as of 3:00 p.m., New York City time, on the applicable Rate Determination Date; provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index means (i) the S&P Weekly High Grade Municipal Index produced by Standard & Poor's Financial Services LLC or its successors on the applicable Rate Determination Date or (ii) if the S&P Weekly High Grade Municipal Index is no longer produced, the one-week LIBOR Rate on the applicable Rate Determination Date.

   "STATEMENT OF PREFERENCES" means this Statement of Preferences of the VMTP Shares, as amended from time to time in accordance with the provisions hereof.

   "SUBSEQUENT RATE PERIOD," with respect to VMTP Shares, means the period from, and including, the first day following a Rate Period of such VMTP Shares to, and including, the next succeeding Wednesday, or if such day is not a Business Day, the next succeeding Business Day.

   "SUBSTITUTE LIBOR DEALER" means any LIBOR Dealer selected by the Fund; provided that none of such entities shall be an existing LIBOR Dealer.

   "TAXABLE ALLOCATION" means any payment or portion of a payment of a dividend that is not designated by the Fund as an exempt-interest dividend (as defined in Section 852(b)(5) of the Code).

   "TERM REDEMPTION AMOUNT" has the meaning specified in Section 10(b)(ii)(A) of this Statement of Preferences.

   "TERM REDEMPTION DATE" means June 1, 2015 or such later date to which it may be extended in accordance with Section 10(b)(i)(A) of this Statement of Preferences.

   "TOTAL HOLDERS" means the Holders of 100% of the aggregate Outstanding amount of the VMTP Shares.

   "U.S. GOVERNMENT SECURITIES" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, except in the case of United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

   "VALUATION DATE" means each Friday that is a Business Day, or for any Friday that is not a Business Day, the immediately preceding Business Day, and the Date of Original Issue, commencing with the Date of Original Issue.

   "VMTP REGISTRATION STATEMENT" means a registration statement prepared on Form N-2 under the Securities Act, including the related final prospectus or prospectuses, related to the VMTP Shares.

   "VMTP SHARES" has the meaning as set forth in the recitals of this Statement of Preferences.

   "VOTING PERIOD" has the meaning specified in Section 4(b)(i) of this Statement of Preferences.

                                     TERMS

1. NUMBER OF AUTHORIZED SHARES

       (a) Authorized Shares. The initial number of authorized VMTP Shares is 1,301.

       (b) Capitalization. So long as any VMTP Shares are Outstanding, the Fund shall not, issue (i) any class or series of shares ranking prior to or on a parity with VMTP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs, or (ii) any other "senior security" (as defined in the 1940 Act as of the Date of Original Issue) of the Fund other than the Fund's use of tender option bonds, when-issued and delayed delivery transactions, futures, forwards, swaps and other derivative transactions, except as may be issued in connection with any issuance of preferred shares or other senior securities some or all of the proceeds from which issuance are used to redeem all of the Outstanding VMTP Shares (provided that the Fund delivers the proceeds from such issuance necessary to redeem all of the Outstanding VMTP Shares to the Redemption and Paying Agent for investment in Deposit Securities for the purpose of redeeming such VMTP Shares and issues a Notice of Redemption and redeems such VMTP Shares as soon as practicable in accordance with the terms of this Statement of Preferences).

       (c) Capital and Surplus. For so long as any VMTP Shares are outstanding,
(i) for any of the Fund's shares of beneficial interest having a par value, the portion of any consideration received by the Fund for such shares equal to the aggregate par value of such shares shall be deemed to be capital of the Fund, and (ii) for any of the Fund's shares of beneficial interest having no par value, the portion of any consideration received by the Fund for such shares that shall be deemed to be capital of the Fund shall equal $0.01 per share multiplied by the number of such shares issued by the Fund, unless in either or each case the Board of Trustees by resolution determines that a greater portion of such consideration shall be capital of the Fund. The capital of the Fund may be increased from time to time by resolution of the Board of Trustees directing that a portion of the net assets of the Fund in excess of the amount so determined to be capital be transferred to the capital account. The excess, if any, at any given time, of the net assets of the Fund over the amount determined to be capital shall be surplus. Solely for purposes of determining the capital and surplus of the Fund in accordance with this Section 1(c), the Fund's net assets means the amount by which total assets of the Fund exceed its total liabilities. Capital and surplus are not liabilities for this purpose.

       (d) Reduction of Capital. The Fund may reduce its capital by a resolution of the Board of Trustees in any of the following ways:

       (i) by reducing or eliminating the capital represented by shares of beneficial interest which have been retired;

       (ii) by applying to an otherwise authorized purchase or redemption of outstanding shares of beneficial interest some or all of the capital represented by the shares being purchased or redeemed, or any capital that has not been allocated to any particular class of beneficial interest;

       (iii) by applying to an otherwise authorized conversion or exchange of its outstanding shares of beneficial interest some or all of the capital represented by the shares being converted or exchanged, or some or all of any capital that has not been allocated to any particular class or series of its shares of beneficial interest, or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange; or

       (iv) by transferring to surplus (A) some or all of the capital not represented by any particular class or series of its beneficial interests, (B) some or all of the capital represented by its issued shares of beneficial interests having a par value, which capital is in excess of the aggregate par value of such shares, or (C) some of the capital represented by issued shares of its beneficial interests without par value.

       (e) Capital Sufficiency. Notwithstanding the other provisions of Section
(d), no reduction of capital shall be made or effected unless the assets of the Fund remaining after such reduction shall be sufficient to pay any debts of the Fund for which payment has not been otherwise provided.

2. DIVIDENDS.

       (a) Ranking. The shares of any Series of VMTP Shares shall rank on a parity with each other, with shares of any other Series of VMTP Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Fund.

       (b) Cumulative Cash Dividends. The Holders of VMTP Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law, cumulative cash dividends at the Applicable Rate for such VMTP Shares, determined as set forth in Section 2(e), and no more (except to the extent set forth in Section 3 of this Statement of Preferences), payable on the Dividend Payment Dates with respect to such VMTP Shares determined pursuant to
Section 2(d). Holders of VMTP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VMTP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VMTP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Fund shall pay as a supplemental dividend out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, the Additional Amount (as defined below in Section 2(e)(i)(B)) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third Business Day next succeeding the day on which the Failure to Deposit occurred.

       (c) Dividends Cumulative from Date of Original Issue. Dividends on VMTP Shares of any Series shall be declared daily and accumulate at the Applicable Rate until paid for such VMTP Shares from the Date of Original Issue thereof.

       (d) Dividend Payment Dates. The Dividend Payment Date with respect to VMTP Shares shall be the first Business Day of each calendar month.

       (e) Applicable Rates and Calculation of Dividends.

    (i) Applicable Rates. The dividend rate on VMTP Shares of any Series during the period from and after the Date of Original Issue of such VMTP Shares to and including the last day of the Initial Rate Period for such VMTP Shares shall be calculated by the Redemption and Paying Agent and shall equal the rate per annum set forth with respect to the shares of such Series under "Designation" above. For each Subsequent Rate Period for VMTP Shares thereafter, the dividend rate on such VMTP Shares shall be calculated by the Redemption and Paying Agent and shall be equal to the rate per annum that results from the Applicable Rate Determination for such VMTP Shares on the Rate Determination Date immediately preceding such Subsequent Rate Period which shall be the sum of the (1) Applicable Base Rate and (2) Ratings Spread; provided, however, that:

         (A) if an Applicable Rate Determination for any such Subsequent Rate Period is not held (x) due to any reason not directly attributable to fault on the part of the Fund, including, without limitation, war damage, enemy action, terrorism, the act of any government or other competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, lock-out, strike, power failure, computer failure or error, breakdown or delay in communications or disruption of relevant markets, the dividend rate on such VMTP Shares for the first such Subsequent Rate Period will equal the sum of the previously determined dividend rate and 2.00% and if the Applicable Rate Determination for the next Subsequent Rate Period is not held for any reason, the dividend rate on such VMTP Shares for such next Subsequent Rate Period will be the Maximum Rate for such VMTP

              Shares and (y) for any other reason other than as provided for in clause (x), the dividend rate on such VMTP Shares for such Subsequent Rate Period will be adjusted to the Maximum Rate for such VMTP Shares on the Rate Determination Date therefore;

         (B) if any Failure to Deposit shall have occurred with respect to such VMTP Shares during any Dividend Period thereof, but, prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with
              Section 2(f) and the Fund shall have paid to the Redemption and Paying Agent, an additional amount out of legally available funds therefor under Applicable Law and otherwise in accordance with Applicable Law (the "ADDITIONAL AMOUNT"), daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the full amount of dividends with respect to any Dividend Period of such VMTP Shares, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period plus 2.00% by
              (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with Section 2(f) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure to timely pay to the Redemption and Paying Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to
              Section 10(c) of this Statement of Preferences, an amount computed by multiplying, (x) for the Rate Period during which such Failure to Deposit occurs on the Redemption Date, the Applicable Rate plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with Section 2(f) (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), and if a Rate Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with Section 2(f), no Applicable Rate Determination will be held in respect of such VMTP Shares for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for such VMTP Shares for such Subsequent Rate Period will be the Maximum Rate for such VMTP Shares on the Rate Determination Date for such Subsequent Rate Period; or

         (C) Upon the occurrence of an Increased Rate Event, for each day from (and including) the day the Increased Rate Event first occurs to (and excluding) the day the Increased Rate Event is cured, the dividend rate shall be a rate equal to the lesser of (x) the sum of (I) the dividend rate otherwise determined pursuant to the provisions of Section 2(e)(i) (exclusive of this proviso (C)) and
              (II) 2.00% and (y) the Maximum Rate.

         Each dividend rate determined in accordance with this Section 2(e)(i) of this Statement of Preferences shall be an "Applicable Rate." The Applicable Rate shall not be more than the Maximum Rate.

    (ii) Calculation of Dividends. The amount of dividends per share payable on VMTP Shares of a Series on any Dividend Payment Date shall be calculated by the Redemption and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods. The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for VMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

       (f) Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a Series of VMTP Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Redemption and Paying Agent) with respect to any Dividend Period of such VMTP Shares if, within the respective time periods described in Section 2(e)(i), the Fund shall have paid to the Redemption and Paying Agent (A) all accumulated but unpaid dividends on such VMTP Shares and
(B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to
Section 10(c) of this Statement of Preferences; provided, however, that the foregoing clause (B) shall not apply to the Fund's failure to pay the Redemption Price in respect of VMTP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

       (g) Dividend Payments by Fund to Redemption and Paying Agent. In connection with each Dividend Payment Date for VMTP Shares, the Fund shall pay to the Redemption and Paying Agent, not later than 12:00 noon, New York City time, on the Business Day immediately preceding the Dividend Payment Date, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date as determined in accordance with Section 2(e)(ii) of this Statement of Preferences or as otherwise provided for. If an aggregate amount of funds equal to the dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date are not available in New York, New York, by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Redemption and Paying Agent will notify the Holders by Electronic Means of such fact prior to the close of business on such day.

       (h) Redemption and Paying Agent to Hold Dividend Payments by Fund in Trust. All Deposit Securities paid to the Redemption and Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders specified in
Section 2(i). The Redemption and Paying Agent shall sell or settle any non-cash Deposit Securities after 12:00 noon, New York City time on the Business Day prior to a Dividend Payment Date to the extent that the Redemption and Paying Agent has not by such time received sufficient cash to pay the full amount dividends to be paid to all Holders of VMTP Shares on such Dividend Payment Date and pay such cash to the Holders of VMTP Shares on a pro rata basis. In no event shall the Redemption and Paying Agent be responsible for any losses arising in connection with, or the sale price obtained, in connection with any such sale or settlement of Deposit Securities. The Redemption and Paying Agent shall notify the Fund by Electronic Means of the amount of any funds deposited with the Redemption and Paying Agent by the Fund for any reason under the Redemption and Paying Agent Agreement, including for the payment of dividends or the redemption of VMTP Shares, that remain with the Redemption and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Fund by the Redemption and Paying Agent upon request by Electronic Means of the Fund. The Fund's obligation to pay dividends to Holders in accordance with the provisions of this Statement of Preferences shall be satisfied upon payment by the Redemption and Paying Agent of such dividends to the Securities Depository on the relevant Dividend Payment Date.

       (i) Dividends Paid to Holders. Each dividend on VMTP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of VMTP Shares, the transferor as Beneficial Owner of VMTP Shares shall be deemed to have agreed pursuant to the terms of the VMTP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the VMTP Shares in exchange for payment of the purchase price for such VMTP Shares by the transferee. In connection with any transfer of VMTP Shares, the transferee as Beneficial Owner of VMTP Shares shall be deemed to have agreed pursuant to the terms of the VMTP Shares to transfer to the transferor (or prior Holder) the right to receive from the

Fund any dividends in the nature of Gross-up Payments that relate to dividends paid during the transferor's (or prior Holder's) holding period.

       (j) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on VMTP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such VMTP Shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

       (k) Dividends Designated as Exempt-Interest Dividends. Dividends on VMTP Shares shall be designated as exempt-interest dividends up to the amount of the Net Tax-Exempt Income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. GROSS-UP PAYMENTS AND NOTICE OF ALLOCATIONS. Holders of VMTP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

   (a) Whenever the Fund intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VMTP Shares, the Fund shall use its best efforts to notify the Redemption and Paying Agent in writing of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date; provided, however, that if such information is not known before the dates specified in clauses (i) or (ii), the Fund shall notify the Redemption and Paying Agent of such information as soon thereafter as is commercially feasible. Whenever such advance notice is received from the Fund, the Redemption and Paying Agent will notify each Holder. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period.

   (b) (i) If the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Shares the Fund shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and provide the Redemption and Paying Agent a notice with respect to such dividend describing the Gross-up Payment for it to send to the Holders and (ii) if the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VMTP Shares without simultaneously increasing such dividend as described in clause (i) above the Fund shall, prior to the end of the calendar year in which such dividend was paid, provide the amount of the Gross-up Payments due all Holders to the Redemption and Paying Agent and a notice with respect to such Gross-up Payment to transmit to the Holders that were entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund.

   (c) The Fund shall, as soon as reasonably possible, make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund due to a clerical or similar calculation error made by the Fund, provided that the amount of any such net capital gains or ordinary income reallocated to the VMTP Shares exceeds $25,000 in the aggregate and such reallocation occurs prior to the expiration of the period of limitations of the Fund (even if such period expires prior to the expiration of the period of limitations of any particular holder).

4. VOTING RIGHTS.

       (a) One Vote Per VMTP Share. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of VMTP Shares shall be entitled to one vote for each VMTP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding

Preferred Shares, including each VMTP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VMTP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, shall be entitled to elect two trustees of the Fund at all times, each Preferred Share, including each VMTP Share, entitling the holder thereof to one vote. Subject to Section 4(b), the holders of outstanding Common Shares and Preferred Shares, including VMTP Shares, voting together as a single class, shall elect the balance of the trustees.

        (b) Voting for Additional Trustees.

    (i) Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this
          Section 4(b)(i) shall exist (such period being referred to herein as a "VOTING PERIOD"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including VMTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including VMTP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the
          Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

         (A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including VMTP Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent (or other redemption and paying agent for Preferred Shares other than VMTP Shares, if applicable) for the payment of such accumulated dividends; or

         (B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund.

         Upon the termination of a Voting Period, the voting rights described in this Section 4(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this
         Section 4(b)(i).

    (ii) Notice of Special Meeting. As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in Section 4(b)(i) of this
          Section 4, the Fund may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Fund, such meeting to be held not less than ten (10) nor more than sixty
          (60) days after the date of mailing of such notice. If a special meeting is not called by the Fund, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not less than ten (10) days nor more than sixty (60) prior to the date of such special meeting. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in
          Section 4(b)(i) on a one-vote-per-share basis.

    (iii) Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

    (iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to Section 4(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 4(b)(i) shall cease, subject to the provisions of the last sentence of
         Section 4(b)(i).

       (c) 1940 Act Matters. The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," including the VMTP Shares Outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Fund from a closed-end to an open-end investment company,
(B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act.

       For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or
(ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VMTP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than 10 Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the VMTP Shares at the request of the Fund), Fitch (if Fitch is then rating the VMTP Shares at the request of the Fund) and Other Rating Agency (if any Other Rating Agency is then rating the VMTP Shares at the request of the
Fund) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

       (d) Exclusive Right to Vote on Certain Matters Notwithstanding the foregoing, and except as otherwise required by the Declaration of Trust or Applicable Law, (i) Holders of Outstanding VMTP Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund, to vote on matters adversely affecting VMTP Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund and (ii) Holders of Outstanding VMTP Shares will not be entitled to vote on matters adversely affecting any other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund that do not adversely affect any of the rights of Holders of the VMTP Shares.

       (e) Rights Set Forth Herein Are Sole Rights. Unless otherwise required by law, the Holders of VMTP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

       (f) No Preemptive Rights or Cumulative Voting. The Holders of VMTP Shares shall have no preemptive rights or rights to cumulative voting.

       (g) Voting for Trustees Sole Remedy for Fund's Failure to Pay Dividends. In the event that the Fund fails to pay any dividends on the VMTP Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 4.

       (h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement of Preferences, by the other provisions of the Declaration of Trust, by statute or otherwise by Applicable Law, no Holder shall be entitled to vote any VMTP Shares and no VMTP Shares shall be deemed to be "Outstanding" for the purpose of voting or determining the number of VMTP Shares required to constitute a quorum if, prior to or concurrently with the time of determination of VMTP Shares entitled to vote or VMTP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VMTP Shares shall have been provided as set forth in Section 10(c) of this Statement of Preferences and Deposit Securities in an amount equal to the Redemption Price for the redemption of such VMTP Shares shall have been deposited in trust with the Redemption and Paying Agent for that purpose. VMTP Shares held (legally or beneficially) by the Fund or any affiliate of the Fund or otherwise controlled by the Fund shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

       (i) Grant of Irrevocable Proxy. To the fullest extent permitted by Applicable Law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy.

5. AMENDMENTS.

   (a) Except as may be otherwise expressly provided in respect of a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of a majority of the Outstanding VMTP Shares.

   (b) Notwithstanding Section 5(a) of this Statement of Preferences, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of this Statement of Preferences or as otherwise required by Applicable Law, so long as any VMTP Shares are Outstanding, (x) the definitions of "Eligible Assets" (including Appendix A hereto) and "Minimum Asset Coverage" and (y) Sections 1(b), 6(a), 6(b), 6(c), 6(d), paragraphs (A) through (D) of Section 10(b)(ii),
Section 13(h) and Section 13(i) of this Statement of Preferences may be amended only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Holders of 66 2/3% of the Outstanding VMTP Shares. No amendment to paragraphs (A) through (D) of Section 10(b)(ii) of this Statement of Preferences shall be effective unless the Fund has received written confirmation from each Rating Agency, as applicable, then rating the VMTP Shares at the request of the Fund, that such amendment will not adversely affect the rating then assigned by such Rating Agency to the VMTP Shares.

   (c) Notwithstanding Sections 5(a) and 5(b) of this Statement of Preferences, except as may be otherwise expressly provided by Sections 5(f), 5(g) or 5(h) of this Statement of Preferences or as otherwise required by Applicable Law, the provisions of this Statement of Preferences set forth under (x) the caption "Designation" (but only with respect to any VMTP Shares already issued and Outstanding), (y) Sections 1(a) (but only with respect to any VMTP Shares already issued and Outstanding), 2(a), 2(b), 2(c), 2(d), 2(e)(i), 2(e)(ii), 2(k), 3(b), 8, 10(a)(i), 10(b)(i), 10(h), 11(a), 11(b) or 11(c) of this
Statement of Preferences and (z) the definitions "Additional Amount", "Applicable Base Rate", "Applicable Rate", "Dividend Payment Date", "Dividend Period", "Effective Leverage Ratio", "Failure to Deposit", "Gross-up Payment", "Liquidation Preference", "Maximum Rate", "Outstanding", "Rate Determination Date", "Ratings Spread", "Redemption Premium", "Redemption Price", "Subsequent Rate Period" or "Term Redemption Date" (i) (A) may be amended so as to adversely affect the amount, timing, priority or taxability of any dividend, redemption or other payment or distribution due to the Holders and (B) the definition of "Effective Leverage Ratio" or the provisions of this Statement of Preferences specifying the calculation thereof may be amended, in each case, only upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the Total Holders and (ii) except as set forth in clause (i) above, may otherwise be amended upon the affirmative vote or written consent of (1) a majority of the Board of Trustees and (2) the holders of 66 2/3% of the Outstanding VMTP Shares.

   (d) If any action set forth above in Sections 5(a) to 5(c) would adversely affect the rights of one or more Series (the "AFFECTED SERIES") of VMTP Shares in a manner different from any other Series of VMTP Shares, except as may be otherwise expressly provided as to a particular provision of this Statement of Preferences or as otherwise required by Applicable Law, the affirmative vote or consent of Holders of the corresponding percentage of the Affected Series Outstanding (as set forth in Section 5(a), (b) or (c)), shall also be required.

   (e) Any amendment that amends a provision of this Statement of Preferences, the Declaration of Trust or the VMTP Shares that requires the vote or consent of Holders of a percentage greater than a Majority shall require such specified percentage to approve any such proposed amendment.

   (f) Notwithstanding paragraphs (a) through (e) above or anything expressed or implied to the contrary in this Statement of Preferences, but subject to Applicable Law, a majority of the Board of Trustees may, by resolution duly adopted, without shareholder approval, but with at least 20 Business Days prior written notice to the Holders, amend or supplement this Statement of Preferences (1) to the extent not adverse to any Holder, to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof; provided that if Holders of at least 66 2/3% of the VMTP Shares Outstanding, indicate in writing that they are adversely affected thereby not later than five (5) Business Days prior to the effective date of any such amendment or supplement, the Fund either shall not make any such amendment or supplement or may seek arbitration with respect to such matter (at the expense of the Fund), or (2) to reflect any amendments or supplements hereto which the Board of Trustees is expressly entitled to adopt pursuant to the terms of this Statement of Preferences without shareholder approval, including without limitation, (i) amendments pursuant to
Section 5(g) of this Statement of Preferences, (ii) amendments the Board of Trustees deem necessary to conform this Statement of Preferences to the requirements of Applicable Law or the requirements of the Code,
(iii) amendments to effect or implement any plan of reorganization among the Fund and any registered investment companies under the 1940 Act that has been approved by the requisite vote of the Fund's shareholders or (iv) to designate additional Series of VMTP Shares (and terms relating thereto) to the extent permitted by this Statement of Preferences, the VMTP Shares or the Declaration of Trust. Any arbitration commenced pursuant to clause 1 of the immediately preceding sentence shall be conducted in New York, New York and in accordance with the American Arbitration Association rules.

   (g) Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, the Board of Trustees may, subject to this
Section 5(g), at any time, terminate the services of a Rating Agency then providing a rating for VMTP Shares of such Series with or without replacement, in either case, without the approval of Holders of VMTP Shares of such Series or other shareholders of the Fund.

      (i) Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of VMTP Shares or other shareholders of the Fund, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Shares and replace it with another Rating Agency, provided that the Fund provides seven (7) days' notice by Electronic Means to Holders of VMTP Shares of such Series prior to terminating the services of a Rating Agency and replacing it with another Rating Agency. In the event a Rating Agency ceases to furnish a preferred share rating or the Fund terminates a Rating Agency with replacement in accordance with this clause (i), the Fund shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency so terminated and, as applicable, the Fund shall be required to thereafter comply with the Rating Agency Provisions of each Rating Agency then providing a rating for the VMTP Shares of such Series at the request of the Fund.

       (ii) (A) Notwithstanding anything herein to the contrary, the Board of Trustees, without the approval of Holders of VMTP Shares or other shareholders of the Fund, may terminate the services of any Rating Agency then providing a rating for a Series of VMTP Shares without replacement, provided that (I) the Fund has given the Redemption and Paying Agent, and such terminated Rating Agency and Holders of VMTP Shares of such Series at least 45 calendar days' advance written notice of such termination of services, (II) the Fund is in compliance with the Rating Agency Provisions of such terminated Rating Agency at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) the VMTP Shares of such Series continue to be rated by at least one NRSRO at and after the time of the termination of services.

          (B) On the date that the notice is given as described in the preceding clause (A) and on the date that the services of the applicable Rating Agency is terminated, the Fund shall provide the Redemption and Paying Agent and such terminated Rating Agency with an officers' certificate as to the compliance with the provisions of the preceding clause (A), and, on such later date and thereafter, the Fund shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

      (iii) Notwithstanding anything herein to the contrary, but subject to this Section 5(g), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any holder of Preferred Shares, including any Series of VMTP Shares, or any other shareholder of the Fund. The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series of VMTP Shares, or any other shareholder of the Fund, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the rating of any Rating Agency that is then rating the VMTP Shares at the request of the Fund, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VMTP Shares, or the Holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency then rating the VMTP Shares at the request of the Fund (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of any Series of VMTP Shares) that any such action would not adversely affect the rating then assigned by such Rating Agency.

   (h) Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of the Board of Trustees to, subject to Applicable Law, amend or alter any provisions of this Statement of Preferences at any time that there are no VMTP Shares Outstanding.

6. MINIMUM ASSET COVERAGE AND OTHER FINANCIAL REQUIREMENTS.

       (a) Minimum Asset Coverage. The Fund shall maintain, as of the Valuation Date of each week in which any VMTP Share is Outstanding, the Minimum Asset Coverage.

       (b) Effective Leverage Ratio. The Fund shall maintain an Effective Leverage Ratio of not greater than 45% (other than solely by reason of fluctuations in the market value of its portfolio securities). In the event that the Fund's Effective Leverage Ratio exceeds 45% (whether by reason of fluctuations in the market value of its portfolio securities or otherwise), the Fund shall cause the Effective Leverage Ratio to be 45% or lower within 10 Business Days ("EFFECTIVE LEVERAGE RATIO CURE PERIOD").

       (c) Eligible Assets. The Fund shall make investments only in Eligible Assets in accordance with the Fund's investment objectives and investment policies.

       (d) Credit Quality. Under normal market conditions, the Fund shall invest at least 80% of its net assets in Municipal Securities rated, at the time of investment, in one of the four highest rating categories by at least one NRSRO or, if unrated, determined to be of comparable quality by the Investment Adviser.

       (e) Liens. The Fund shall not create or incur or suffer to be incurred or to exist any lien on any funds, accounts or other property held under the Declaration of Trust, except as permitted by the Declaration of Trust or as arising by operation of law and except for (i) any lien of the Custodian or any other Person with respect to the payment of fees or repayment for advances or otherwise, (ii) any lien arising in connection with any overdrafts incurred by the Fund in connection with custody accounts that it maintains, (iii) any lien that may be incurred in connection with the Fund's use of tender option bonds,
(iv) any lien arising in connection with futures, forwards, swaps and other derivative transactions, when-issued and delayed delivery transactions, options, caps, floors, collars, and residual floating rate obligations issued by tender option bond trusts, including residual interest bonds or tender option bonds, (v) any lien that may be incurred in connection with the Fund's proposed redemption or repurchase of all of the Outstanding VMTP Shares (provided that the Fund delivers to the Redemption and Paying Agent sufficient Deposit Securities for the purpose of redeeming the VMTP Shares, issues a Notice of Redemption for the VMTP Shares and redeems such VMTP Shares in accordance with the terms of this Statement of Preferences) as soon as practicable after the incurrence of such lien.

7. BASIC MAINTENANCE AMOUNT.

   (a) So long as VMTP Shares are Outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Moody's is then rating the VMTP Shares at the request of the Fund), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if Fitch is then rating the VMTP Shares at the request of the Fund), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund).

   (b) The Fund shall deliver to each Rating Agency which is then rating VMTP Shares at the request of the Fund and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum Asset Coverage, the Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency

Guidelines (each, a "RATING AGENCY CERTIFICATE"). A failure by the Fund to deliver a Rating Agency Certificate with respect to the Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Fund is less than the Basic Maintenance Amount, as of the relevant Valuation Date; provided, however, that the Fund shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that the Fund failed to deliver such Rating Agency Certificate.

8. RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

       (a) Dividends on Preferred Shares Other Than VMTP Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with VMTP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VMTP Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon the VMTP Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with VMTP Shares through their most recent respective dividend payment dates, all dividends declared upon VMTP Shares and any other such class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with VMTP Shares shall be declared pro rata so that the amount of dividends declared per share on VMTP Shares and such other class or series of shares of beneficial interest of the Fund shall in all cases bear to each other the same ratio that accumulated dividends per share on the VMTP Shares and such other class or series of beneficial interest of the Fund bear to each other (for purposes of this sentence, the amount of dividends declared per VMTP Share shall be based on the Applicable Rate for such VMTP Share effective during the Dividend Periods during which dividends were not paid in full).

       (b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its Common Shares) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

       (c) Other Restrictions on Dividends and Other Distributions. For so long as any VMTP Share is Outstanding, and except as set forth in Section 8(a) and
Section 11(c) of this Statement of Preferences, (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the VMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each Series of VMTP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Redemption and Paying Agent and (ii) the Fund has redeemed the full number of VMTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to VMTP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the Fund), Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund) would each at least equal the Basic Maintenance Amount.

       (d) Sources of Dividends. Notwithstanding anything expressed or implied herein to the contrary, the Board of Trustees may declare and pay dividends (including any Gross-up Payments or Additional Amounts) upon the VMTP Shares either (i) out of the Fund's surplus, as defined in and computed in accordance with Sections 1(c) and 1(d) hereof; or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Fund, computed in accordance with Sections 1(c) and 1(d) hereof, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by issued and outstanding shares of beneficial interest of all classes having a preference upon the distribution of assets, the Board of Trustees shall not declare and pay out of such net profits any dividends upon any shares of beneficial interest of any class until the deficiency in the amount of capital represented by the issued and outstanding shares of beneficial interest of all classes having a preference upon the distribution of assets shall have been repaired. Nothing is this Section 8(d) shall invalidate or otherwise affect a note, debenture or other obligation of the Fund paid by it as a dividend on its shares of beneficial interest, or any payment made thereon, if at the time such note, debenture or obligation was delivered by the Fund, the Fund had either surplus or net profits as provided in Sections 8(d)(i) or (ii) from which the dividend could lawfully have been paid.

9. RATING AGENCY RESTRICTIONS. For so long as any VMTP Shares are Outstanding and any Rating Agency is then rating the VMTP Shares at the request of the Fund, the Fund will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VMTP Shares.

10. REDEMPTION.

         (a) Optional Redemption.

    (i) Subject to the provisions of Section 10(a)(iii), (x) VMTP Shares of any Series may be redeemed, at the option of the Fund, at any time, as a whole or from time to time in part, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price or (y) if (i) the Board of Trustees determines it is necessary to modify this Statement of Preferences as a result of changes in the Rating Agency Guidelines to prevent any downgrade of the VMTP Shares by a Rating Agency then rating the VMTP Shares at the request of the Fund and the Fund certifies in writing to the Holders that such circumstance exists,
         (ii) the Holders have not approved such proposed modifications in accordance with Section 5 of this Statement of Preferences and
         (iii) at least one year has elapsed since the Closing Date, then the Fund shall have the right to send a Notice of Redemption and set a Redemption Date for a redemption of all or a portion of the Outstanding VMTP Shares within 30 days after the occurrence of the non-approval under clause (ii) and upon such occurrence, the Fund shall be entitled to redeem the VMTP Shares, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law at the Redemption Price exclusive of the Redemption Premium; provided, however, that (A) VMTP Shares may not be redeemed in part if after such partial redemption fewer than 50 VMTP Shares of such Series would remain Outstanding; and (B) VMTP Shares are not redeemable by the Fund during the Initial Rate Period.

    (ii) If fewer than all of the Outstanding VMTP Shares of a Series are to be redeemed pursuant to Section 10(a)(i), the number of VMTP Shares of such Series to be redeemed shall be selected either pro rata from the Holders of VMTP Shares of such Series in proportion to the number of VMTP Shares of such Series held by such Holders or by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law. The Fund's Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VMTP Shares will be redeemed from time to time.

    (iii) The Fund may not on any date send a Notice of Redemption pursuant to
          Section 10(c) in respect of a redemption contemplated to be effected pursuant to this Section 10(a) unless on such date (A) to the extent such redemption is not an Excluded Redemption, the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a Market Value not less than the amount (including any applicable Redemption Premium) due to Holders of VMTP Shares by reason of the redemption of such VMTP Shares on such Redemption Date and (B) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the Fund), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund) would at least equal the Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause
          (B) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Fund, as described in the definition of Moody's Discount Factor herein.

         (b) Term/Mandatory Redemption.

    (i) (A) TERM REDEMPTION. The Fund shall redeem, out of funds legally available therefor and otherwise in accordance with Applicable Law, all Outstanding VMTP Shares on the Term Redemption Date at the Redemption Price; provided, however, the Fund shall have the right, exercisable not more than 180 days nor less than 90 days prior to the Liquidity Account Initial Date, to request that the Total Holders extend the term of the Term Redemption Date for an additional 364 day period, which request may conditioned upon terms and conditions that are different from the terms and conditions herein. Each Holder shall, no later than 30 days after receiving such request, notify the Fund and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by any such Holder may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions herein or the terms and conditions proposed by the Fund in making an extension request. If any Holder fails to notify the Fund and the Redemption and Paying Agent of their acceptance or rejection of the Fund's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If the Total Holders provide a Conditional Acceptance, then the Fund shall have 30 days thereafter to notify the Total Holders and the Redemption and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Total Holders' Conditional Acceptance. The Fund's failure to notify the Total Holders and the Redemption and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Total Holders' Conditional Acceptance. Each Holder may grant or deny any request for extension of the Term Redemption Date in its sole and absolute discretion.

          (B) Basic Maintenance Amount, Minimum Asset Coverage and Effective Leverage Ratio Mandatory Redemption. The Fund also shall redeem, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, at the Redemption Price, certain of the VMTP Shares, if the Fund fails to have either Moody's Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the Fund) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) with a Discounted Value, or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the

              Fund) with a Discounted Value greater than or equal to the Basic Maintenance Amount, fails to maintain the Minimum Asset Coverage in accordance with this Statement of Preferences or fails to maintain the Effective Leverage Ratio in accordance with
              Section 6(b) of this Statement of Preferences, and such failure is not cured on or before the applicable Cure Date. If a redemption pursuant to this Section 10(b)(i)(B) is to occur, the Fund shall cause a Notice of Redemption to be sent to Holders in accordance with Section 10(c) and cause to be deposited Deposit Securities or other sufficient funds, out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law, in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the VMTP Shares to be redeemed. The number of VMTP Shares to be redeemed shall be equal to the lesser of (A) the sum of (x) the minimum number of VMTP Shares, together with all other Preferred Shares subject to redemption, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Fund's having each of Moody's Eligible Assets (if Moody's is then rating the VMTP Shares at the request of the
              Fund) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the VMTP Shares at the request of the Fund) with a Discounted Value and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VMTP Shares at the request of the Fund) with a Discounted Value greater than or equal to the Basic Maintenance Amount, maintaining the Minimum Asset Coverage or satisfying the Effective Leverage Ratio, as the case may be, as of the applicable Cure Date and (y) the number of additional VMTP Shares of the Fund may elect to simultaneously redeem (provided, however, that if there is no such minimum number of VMTP Shares and other Preferred Shares the redemption of which would have such result, all Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of VMTP Shares, together with all other Preferred Shares subject to redemption, that can be redeemed out of funds legally available therefor under Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law. In determining the VMTP Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Basic Maintenance Amount, the Minimum Asset Coverage or the Effective Leverage Ratio, as the case may be, pro rata, by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, among VMTP Shares and other Preferred Shares (and, then, pro rata, by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, among each Series of VMTP Shares) subject to redemption. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 10 Business Days nor later than 60 days after the applicable Cure Date, except that if the Fund does not have funds legally available under Applicable Law for the redemption of all of the required number of VMTP Shares and other Preferred Shares which are subject to redemption or the Fund otherwise is unable as a result of Applicable Law to effect such redemption on or prior to 60 days after the applicable Cure Date, the Fund shall redeem those VMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding VMTP Shares are to be redeemed pursuant to this Section 10(b), the number of VMTP Shares to be redeemed shall be redeemed pro rata, by lot or other fair method as determined by the Fund's Board of Trustees, in accordance with the rules and regulations of the Securities Depository, if applicable, and Applicable Law, from the Holders of the VMTP Shares in proportion to the number of VMTP Shares held by such Holders.

    (ii) (A)On or prior to the Liquidity Account Initial Date with respect to any Series of VMTP Shares, the Fund shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Fund (a "LIQUIDITY ACCOUNT") Liquidity

              Account Investments with a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series. The "TERM REDEMPTION AMOUNT" for any Series of VMTP Shares shall be equal to the Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Applicable Rate for such Series in effect at the time of the creation of the Liquidity Account for such Series will be the 6-month LIBOR Rate as in effect at such time of creation until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than 110% of the Term Redemption Amount with respect to such Series, then the Fund shall cause the Custodian and the Investment Adviser to segregate additional or substitute assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Series is at least equal to 110% of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Fund segregated as Liquidity Account Investments at the close of business on such date have a Market Value equal to at least 110% of the Term Redemption Amount with respect to such Series and (y) the assets of the Fund designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with paragraph (B) below with respect to such Series for such date. The Fund shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Series of VMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Fund subject to the interests of all creditors and shareholders of the Fund.

          (B) The Market Value of the Deposit Securities held in the Liquidity Account for a Series of VMTP Shares, from and after the 15/th/ day of the calendar month (or if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the month of the Term Redemption Date for such Series specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the "LIQUIDITY REQUIREMENT"), but in all cases subject to the cure provisions of paragraph (C) below:

            Number of Months       Value of Deposit Securities
               Preceding     as Percentage of Term Redemption Amount
            ---------------- ---------------------------------------
                   5                            20%
                   4                            40%
                   3                            60%
                   2                            80%
                   1                           100%

          (C) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Fund shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day. With respect to Deposit Securities included in the Liquidity Account, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Deposit Securities from the Liquidity Account and to substitute therefor other Deposit Securities, so long as the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

          (D) The Deposit Securities included in the Liquidity Account for a Series of VMTP Shares may be liquidated by the Fund, in its discretion, and the proceeds applied towards payment of the Term Redemption Amount for such Series. Upon the deposit by the Fund on the Term Redemption Date with the Redemption and Paying Agent of the proceeds from the liquidation of the Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VMTP Shares of a Series on the Term Redemption Date for such Series, the requirement of the Fund to maintain a Liquidity Account for such Series as contemplated by this
              Section 10(b)(ii) shall lapse and be of no further force and effect.

          (c) Notice of Redemption. If the Fund shall determine or be required to redeem, in whole or in part, VMTP Shares pursuant to Section 10(a) or
Section 10(b)(i), the Fund will send a notice of redemption (the "NOTICE OF REDEMPTION"), by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Shares are in physical form) to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Fund to promptly do so by Electronic Means (or by first class mail, postage prepaid, in the case where the VMTP Shares are in physical form) so long as the Notice of Redemption is furnished by the Fund to the Redemption and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Redemption and Paying Agent. A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the "REDEMPTION DATE"), subject to the rules and regulations of the Securities Depository, if applicable. Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VMTP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for VMTP Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price;
(vi) that dividends on the VMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement of Preferences under which such redemption is made. If fewer than all VMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VMTP Shares to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to (i) an optional redemption contemplated to be effected pursuant to
Section 10(a) of this Statement of Preferences or (ii) any redemption of VMTP Shares not required to be redeemed pursuant to Section 10(b)(i) of this Statement of Preferences in accordance with the terms stated herein that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by Applicable Law.

          (d) No Redemption Under Certain Circumstances. Notwithstanding the provisions of Sections 10(a) or 10(b), if any dividends on VMTP Shares of a Series (whether or not earned or declared) are in arrears, no VMTP Shares of such Series shall be redeemed unless all Outstanding VMTP Shares of such Series are simultaneously redeemed, and the Fund shall not otherwise purchase or acquire any VMTP Shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding VMTP Shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VMTP Shares of such Series.

       (e) Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust and Applicable Law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem VMTP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Fund's failure to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed VMTP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on VMTP Shares and shall include those VMTP Shares for which a Notice of Redemption has been provided.

       (f) Redemption and Paying Agent to Hold Redemption Payments by Fund in Trust. All moneys paid to the Redemption and Paying Agent for payment of the Redemption Price of VMTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of shares so to be redeemed. The Fund's obligation to pay the Redemption Price of VMTP Shares called for redemption in accordance with this Statement of Preferences shall be satisfied upon payment of such Redemption Price by the Redemption and Paying Agent to the Securities Depository on the relevant Redemption Date.

       (g) Shares for Which Deposit Securities Have Been Deposited and Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been provided pursuant to Section 10(c), the Fund shall irrevocably (except to the extent set forth below in this Section 10(g)) deposit with the Redemption and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the Redemption Date specified in such notice, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any VMTP Shares that are subject to such Notice of Redemption. Provided a Notice of Redemption has been provided pursuant to
Section 10(c), upon the deposit with the Redemption and Paying Agent of Deposit Securities in an amount sufficient to redeem the VMTP Shares that are the subject of such notice, dividends on such VMTP Shares shall cease to accumulate as of the Redemption Date and such VMTP Shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the VMTP Shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in Section 2(e)(i) and in Section 3 of this Statement of Preferences. Upon surrender in accordance with the Notice of Redemption of the certificates for any VMTP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Redemption and Paying Agent to the Holders of VMTP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Redemption and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Redemption and Paying Agent in excess of (i) the aggregate Redemption Price of the VMTP Shares called for redemption on such date and (ii) all other amounts to which Holders of VMTP Shares called for redemption may be entitled pursuant to this Statement of Preferences. Any funds so deposited that are unclaimed at the end of 90 days from such Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of VMTP Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled pursuant to this Statement of Preferences. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

       (h) Compliance with Applicable Law. In effecting any redemption pursuant to this Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any Applicable Law, and shall effect no redemption except in accordance with Applicable Law.

       (i) Only Whole VMTP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole VMTP Shares shall be redeemed.

       (j) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10 and Section 5 hereof, the Fund may, in its sole discretion, modify the administrative procedures set forth above with respect to notification of redemption for the VMTP Shares, provided that such modification does not materially and adversely affect the Holders of the VMTP Shares or cause the Fund to violate any law, rule or regulation, or shall in any way alter the obligations of the Redemption and Paying Agent without the Redemption and Paying Agent's prior written consent. Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other Applicable Law and (y) would not cause a material risk as to the treatment of the VMTP Shares as equity for U.S. federal income tax purposes, the Board of Trustees, without shareholder approval, by resolution may modify such redemption procedures.

       (k) Capital Limitations on Purchases and Redemptions. Notwithstanding anything expressed or implied to the contrary herein, for so long as any VMTP Shares are outstanding, the Fund shall not purchase or redeem its own shares of beneficial interest, including without limitation the VMTP Shares, for cash or other property when its capital is impaired or when such purchase or redemption would cause any impairment of its capital, except that it may purchase or redeem out of capital any of its own shares of beneficial interest, including without limitation the VMTP Shares, which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its shares of beneficial interest, or, if no shares entitled to such a preference are outstanding, any of its own shares of beneficial interest, if such shares will be retired upon their acquisition and the capital of the Fund reduced in accordance with Section 1(d) hereof. Nothing in this
Section 10(k) shall invalidate or otherwise affect a note, debenture or other obligation of the Fund given by it as consideration for its acquisition by purchase, redemption or exchange of its shares of beneficial interest if at the time such note, debenture or obligation was delivered by the Fund its capital was not then impaired or did not thereby become impaired. The Fund shall not redeem any of its shares of beneficial interest, unless their redemption is authorized by the Board of Trustees, and then only in accordance with the Declaration of Trust.

11. LIQUIDATION RIGHTS.

       (a) Ranking. The VMTP Shares shall rank on a parity with each other, with shares of any other Series of VMTP Shares and with shares of any other series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

       (b) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of VMTP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Fund legally available for distribution to its shareholders under the Declaration of Trust and Applicable Law and otherwise in accordance with the Declaration of Trust and Applicable Law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the VMTP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of this Statement of Preferences in connection with the liquidation of the Fund. After the payment to the Holders of the VMTP Shares of the full preferential amounts provided for in this Section 11(b), the Holders of VMTP Shares as such shall have no right or claim to any of the remaining assets of the Fund.

       (c) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of VMTP Shares upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 11(b), no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the VMTP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VMTP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

       (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the VMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the VMTP Shares as provided in Section 11(b), but not prior thereto, any other series or class or classes of shares ranking junior to the VMTP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the VMTP Shares shall not be entitled to share therein.

       (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12. TRANSFERS.

   (a) Unless otherwise approved in writing by the Fund, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VMTP Shares only in whole shares and only to persons it reasonably believes are either (i) QIBs that are registered closed-end management investment companies the shares of which are traded on a national securities exchange ("CLOSED-END FUNDS"), banks (and their direct or indirect wholly-owned subsidiaries), insurance companies, Broker-Dealers, Foreign Entities (and their direct or indirect wholly-owned subsidiaries), companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies or (ii) tender option bond trusts in which all Beneficial Owners are QIBs that are Closed-End Funds, banks (and their direct or indirect wholly-owned subsidiaries), insurance companies, Broker-Dealers, Foreign Entities (and their direct or indirect wholly-owned subsidiaries), companies that are included in the S&P 500 Index (and their direct or indirect wholly-owned subsidiaries) or registered open-end management investment companies, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act. Any transfer in violation of the foregoing restrictions shall be void ab initio and any transferee of VMTP Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred VMTP Shares in trust for the benefit of the transferor of such VMTP Shares. The foregoing restrictions on transfer shall not apply to any VMTP Shares registered under the Securities Act pursuant to the Registration Rights Agreement or any subsequent transfer of such VMTP Shares thereafter.

   (b) If at any time the Fund is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A of the Securities Act, the Fund shall furnish, or cause to be furnished, to Holders of VMTP Shares and prospective purchasers of VMTP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A of the Securities Act.

13.MISCELLANEOUS.

   (a) No Fractional Shares. No fractional VMTP Shares shall be issued.

   (b) Status of VMTP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. VMTP Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued Preferred Shares without designation as to series. Any VMTP Shares which are provisionally delivered by the Fund to or for the account of an agent of the Fund or to or for the account of a purchaser of the VMTP Shares, but for which final payment is not received by the Fund as agreed, shall return to the status of authorized and unissued VMTP Shares.

   (c) Treatment of VMTP Shares as Equity. The Fund shall, and each Holder and Beneficial Owner, by virtue of acquiring VMTP Shares, is deemed to have agreed to, treat the VMTP Shares as equity in the Fund for U.S. federal, state, local income and other tax purposes.

   (d) Board May Resolve Ambiguities. Subject to Section 5 of this Statement of Preferences and to the extent permitted by Applicable Law, the Board of Trustees may interpret and give effect to the provisions of this Statement of Preferences in good faith so as to resolve any inconsistency or ambiguity or to remedy any formal defect. Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, but subject to Section 5, the Board of Trustees may amend this Statement of Preferences with respect to any Series of VMTP Shares prior to the issuance of VMTP Shares of such Series.

   (e) Headings Not Determinative. The headings contained in this Statement of Preferences are for convenience of reference only and shall not affect the meaning or interpretation of this Statement of Preferences.

   (f) Notices. All notices or communications, unless otherwise specified in the By-laws of the Fund or this Statement of Preferences, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

   (g) Redemption and Paying Agent. The Fund shall use its commercially reasonable efforts to engage at all times a Redemption and Paying Agent to perform the duties specified in this Statement of Preferences; provided that the Redemption and Paying Agent Agreement shall not allow the Redemption and Paying Agent's termination or resignation to become effective unless and until such time as a successor has been appointed and assumed the role of Redemption and Paying Agent.

   (h) Securities Depository. The Fund shall maintain settlement of VMTP Shares in global book entry form through the Securities Depository.

   (i) Voluntary Bankruptcy. The Fund shall not file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not reasonably foresee becoming insolvent.

   (j) Applicable Law Restrictions and Requirements. Notwithstanding anything expressed or implied to the contrary in this Statement of Preferences, all dividends, redemptions and other payments by the Fund on or in respect of the VMTP Shares shall be paid only out of funds legally available therefor under Applicable Law and otherwise in accordance with Applicable Law.

   (k) Information to Holders. Without limitation of other provisions of this Statement of Preferences, the Fund shall deliver, or cause to be delivered by the Redemption and Paying Agent at the expense of the Fund, to each Holder:

      (i) as promptly as practicable after the preparation and filing thereof with the Securities and Exchange Commission, each annual and semi-annual report prepared with respect to the Fund, which delivery may be made by means of the electronic availability of any such document on a public website;

      (ii) notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VMTP Shares by any NRSRO then rating the VMTP Shares at the request of the Fund as promptly as practicable upon the occurrence thereof, to the extent such information is publicly available;

      (iii) notice of any failure to pay in full when due any dividend required to be paid by Section 2 of this Statement of Preferences that remains uncured for more than three Business Days as soon as reasonably practicable, but in no event later than one Business Day after expiration of the grace period;

      (iv) notice of insufficient deposit to provide for a properly noticed redemption or liquidation as soon as reasonably practicable, but in no event, later than two Business Days after discovery of insufficient deposits, to the extent such information is publicly available;

      (v) notice of any failure to comply with (A) a provision of the Rating Agency Guidelines when failure continues for more than five consecutive Business Days or (B) the Minimum Asset Coverage that continues for more than five consecutive Business Days as soon as reasonably practicable after discovery of such failure, but in no event, later than one Business Day after the later of (x) the expiration of the grace period or (y) the earlier of (1) the discovery of such failure and
   (2) information confirming such failure becomes publicly available;

      (vi) notice of any change to any investment adviser or sub-adviser of the Fund within two Business Days after a resignation or a notice of removal has been received from or sent to any investment adviser or sub-adviser; provided, however, that this clause shall not apply to personnel changes of the investment adviser or sub-adviser, to the extent such information is publicly available or not involving any portfolio manager listed in the public disclosure of the Fund;

      (vii) notice of any proxy solicitation as soon as reasonably practicable, but in no event, later than five Business Days after mailing thereof by the Fund's proxy agent;

      (viii) notice one Business Day after the occurrence thereof of (A) the failure of the Fund to pay the amount due on any senior securities or other debt at the time outstanding, and any period of grace or cure with respect thereto shall have expired; (B) the failure of the Fund to pay, or admitting in writing its inability to pay, its debts generally as they become due; or
   (C) the failure of the Fund to pay accumulated dividends on any additional preferred shares of beneficial interest of the Fund ranking pari passu with the VMTP Shares, and any period of grace or cure with respect thereto shall have expired, in each case, to the extent such information is publicly available;

      (ix) notice of the occurrence of any Increased Rate Event and any subsequent cure thereof as soon as reasonably practicable, but in no event, later than five days after knowledge of senior management of the Fund thereof; provided that the Fund shall not be required to disclose the reason for such Increased Rate Event unless such information is otherwise publicly available;

      (x) notice of any action, suit, proceeding or investigation formally commenced or threatened in writing against the Fund or the Investment Adviser in any court or before any governmental authority concerning this Statement of Preferences, the Declaration of Trust, the VMTP Shares or any Related Document, as promptly as practicable, but in no event, later than 10 Business Days after knowledge of senior management of the Fund thereof, in each case, to the extent such information is publicly available;

      (xi) notice not later than three Business Days after each Valuation Date if such Valuation Date occurs on or prior to December 31, 2012, and notice one Business Day after each Valuation Date if such Valuation Date occurs after December 31, 2012, of the Fund's Effective Leverage Ratio, Minimum Asset Coverage and balances in the Liquidity Account, in each case, as of the close of business on such Valuation Date which shall include detailed information about the Market Value of the Fund's portfolio holdings and delivery will be made by means of posting on a publicly available section of the Fund's website;

      (xii) a report of portfolio holdings of the Fund as of the end of each month delivered no later than 15 days after the end of each month; and

      (xiii) when available, publicly available financial statements of the Fund's most recent fiscal year-end and the auditors' report with respect thereto, which shall present fairly, in all material respects, the financial position of the Fund at such date and for such period, in conformity with accounting principles generally accepted in the United States of America.

   The Fund shall require the Investment Adviser to inform the Fund as soon as reasonably practicable after the Investment Adviser's knowledge or discovery of the occurrence of any of the items set forth in Sections 13(k)(ix) and 13(k)(x) of this Statement of Preferences.

   (l) Tax Status of the Fund. The Fund will maintain its qualification as a "regulated investment company" within the meaning of Section 851(a) of the Code and to qualify the dividends made with respect to the VMTP Shares as tax-exempt dividends to the extent designated by the Fund.

   (m) Maintenance of Existence. At any time the VMTP Shares are outstanding, the Fund shall maintain its existence as a business trust or statutory trust under the laws of the state in which it is organized or formed, with requisite power to issue the VMTP Shares and to perform its obligations under this Statement of Preferences and each other Related Document to which it is a party.

   (n) Compliance with Law. At any time the VMTP Shares are outstanding, the Fund shall comply with all laws, ordinances, orders, rules and regulations that are applicable to it if the failure to comply could reasonably be expected to have a material adverse effect on the Fund's ability to comply with its obligations under this Statement of Preferences, any of the VMTP Shares, and the other Related Documents to which it is a party.

   (o) Maintenance of Approvals: Filings, Etc. At any time the VMTP Shares are outstanding, the Fund shall at all times maintain in effect, renew and comply with all the terms and conditions of all consents, filings, licenses, approvals and authorizations as are required under any Applicable Law for its performance of its obligations under this Statement of Preferences and the other Related Documents to which it is a party, except those as to which the failure to do so could not reasonably be expected to have a material adverse effect on the Fund's ability to comply with its obligations under this Statement of Preferences, the VMTP Shares, and the other Related Documents to which it is a party.

   (p) 1940 Act Registration. At any time the VMTP Shares are outstanding, the Fund shall maintain its registration as a closed-end management investment company under the 1940 Act.

   (q) Compliance with Eligible Assets Definition. At any time the VMTP Shares are outstanding, the Fund shall maintain policies and procedures that it believes are reasonably designed to ensure compliance with Section 6(c) of this Statement of Preferences.

   (r) Access to Information Relating to Compliance With Eligible Assets Definition. The Fund shall, upon request, provide a Beneficial Owner and such of its internal and external auditors and inspectors as a Beneficial Owner may from time to time designate, with reasonable access to publicly available information and records of the Fund relevant to the Fund's compliance with
Section 6(c) of this Statement of Preferences, but only for the purposes of internal and external audit.

   (s) Ratings. The VMTP Shares shall have a long-term credit rating of at least "Aa2" from Moody's and a long-term credit rating of "AAA" from Fitch on the Closing Date and the Fund shall use its commercially reasonable efforts to maintain a long-term credit rating at or above "A1" from Moody's under the Moody's Guidelines (if Moody's is then rating the VMTP Shares at the request of the Fund), a long-term credit rating at or above "A+" from Fitch under the Fitch Guidelines (if Fitch is then rating the VMTP Shares at the request of the Fund) and a long-term credit rating at or above the equivalent of "A+/A1" from Other Rating Agency under the Other Rating Agency Guidelines (if Other Rating Agency is then rating the VMTP Shares at the request of the Fund).

   (t) Purchase by Affiliates. The Fund shall not, nor shall it permit, or cause to be permitted, the Investment Adviser, or any account or entity over which the Fund or the Investment Adviser exercises discretionary authority or control or any of their respective affiliates (other than by the Fund, in the case of a redemption permitted by this Statement of Preferences, in connection with which the VMTP Shares subject to such redemption are to be cancelled by the Fund upon such redemption), to purchase in the aggregate more than 25% of the Outstanding VMTP Shares without the prior written consent of a Majority of the Holders of the VMTP Shares Outstanding, and any such purchases shall be void ab initio. For the avoidance of doubt, any such prior written consent shall be deemed to have been obtained with respect to any purchase of VMTP Shares pursuant to a right of first refusal granted by a Beneficial Owner.

   (u) Audits. The audits of the Fund's financial statements shall be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

   (v) Termination. In the event that no VMTP Shares of a Series are Outstanding, all rights and preferences of the VMTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Fund under this Statement of Preferences with respect to such Series shall terminate.

   (w) Actions on Other Than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement of Preferences, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

   (x) Liability. Notwithstanding Section 8.5 of the Declaration of Trust, no VMTP Share, nor any owner of any VMTP Share, shall be subject to, or in any way liable to the Fund under, Section 8.5 of the Declaration of Trust in its capacity as an owner of VMTP Shares, and for the avoidance of doubt the Fund shall not set off or retain any distributions owed to the owners of VMTP Shares or be entitled to any indemnification under Section 8.5 of the Declaration of Trust.

14. GLOBAL CERTIFICATE At any time prior to the commencement of a Voting Period, (i) all of the VMTP Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Redemption and Paying Agent and (ii) no registration of transfer of VMTP Shares shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

   The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VMTP Shares in such a manner as to comply with the requirements of Section 8-204 of the Uniform Commercial Code as in effect in the State of Delaware, or any successor provisions.

       IN WITNESS WHEREOF, Invesco Van Kampen Pennsylvania Value Municipal Income Trust has caused these presents to be signed as of August 27, 2012 in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary. Said officers of the Fund have executed this Statement of Preferences as officers and not individually, and the obligations and rights set forth in this Statement of Preferences are not binding upon any such officers, or the trustees or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

                                             INVESCO VAN KAMPEN PENNSYLVANIA
                                             VALUE MUNICIPAL INCOME TRUST

                                             By:  /s/ John M. Zerr
                                                  ------------------------------
                                                  Name: John M. Zerr
                                                  Title: Senior Vice President

ATTEST:

/s/ P. Michelle Grace
--------------------------
Name: P. Michelle Grace
Title: Assistant Secretary

                                                                     APPENDIX A

                                ELIGIBLE ASSETS

On the Date of Original Issue and at all times thereafter that the VMTP Shares are Outstanding:

1. "Eligible Assets" are defined to consist only of assets that conform to the following requirements as of the time of investment:

    A. Debt obligations. The following debt obligations which are not in payment default at the time of investment:

       i. Debt obligations issued by a State, the District of Columbia or political subdivision thereof, including, but not limited to, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of Section 142(b)(1) of the Code issued by or on behalf of one or more States, or any public agency or authority of any State, or political subdivision of a State.

       ii. Debt obligations issued by a U.S. Territory or political subdivision thereof, including limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Code issued by or on behalf of one or more U.S. Territories, or any public agency or authority of any U.S. Territory, or political subdivision of a U.S. Territory, which are rated in one of the four highest rating categories ("investment grade") by two or more NRSROs, or by one NRSRO if rated by only one NRSRO, or by one NRSRO, in the case of debt obligations that are Defeased Securities, or are determined by the Investment Adviser in good faith application of its internal credit rating standards to be the credit equivalent of investment grade.

       iii.  Debt obligations of the United States.

       iv. Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

       v. Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under
             Section 9 of the National Capital Transportation Act of 1969.

       vi.   Debt obligations of the Federal Home Loan Banks.

       vii. Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

       viii. Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

       ix. Debt obligations of any agency named in 12 U.S.C. (S) 24 (Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

       x.    Debt obligations of issuers other than those specified in
             (i) through (ix) above that are rated in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if the security has been rated by only one NRSRO and that are "marketable." For these purposes, an obligation is "marketable" if:

            .  it is registered under the Securities Act;

            . it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

            . it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value.

       xi. Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) or (ii) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in (i) or (ii) above which with respect to both "a" and "b" are rated, or credit enhanced by a third party that is rated, in one of the three highest rating categories by two or more NRSROs, or by one NRSRO if such debt obligations or depository receipts or third party credit enhancement providers have been rated by only one NRSRO.

An asset shall not fail to qualify as an Eligible Asset solely by virtue of the fact that:

            . it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

            .  it is for long-term or short-term financing purposes.

    B. Derivatives

       i. Interest rate derivatives;

       ii. Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets;

       iii. Credit default swaps; or

       iv. Common shares issued by open-end investment companies registered under the 1940 Act, swaps, futures, forwards, structured notes, options, swaptions, or other derivatives contracts that are designed solely to hedge the Fund's obligations under its deferred compensation plan, provided, that any such swap, future, forward, structured note, option, swaption, or other derivatives contract is not itself an equity security or a derivative based on a commodity, and may only be settled in cash (any asset under this clause iv, a "DEFERRED COMPENSATION HEDGE ASSET"); provided that the Deferred Compensation Hedge Assets so acquired do not constitute more than 0.05% of the Fund's Managed Assets as of the time of investment.

    C. Other Assets

       i. Securities issued by other investment companies registered under the 1940 Act (open- or closed-end funds and exchange-traded funds (i.e., ETFs)) that invest exclusively in Eligible Assets, provided that such investments in the aggregate do not constitute more than 5% of the Fund's Managed Assets as of the time of investment; provided further, that notwithstanding the foregoing requirements of this clause (i), the Fund shall be permitted, subject to Applicable Law, to invest in securities issued by a money-market fund that (a) is registered under the 1940 Act, (b) is affiliated with the Investment Adviser and (c) invests exclusively in debt obligations that are Eligible Assets so long as the money-market fund's holdings in any one issuer do not exceed 5% of the money-market fund's total assets.

       ii.  Cash.

       iii. Repurchase agreements on assets described in A above.

       iv.  Taxable fixed-income securities issued by an issuer described in
            Section 1(A) (a "PERMITTED ISSUER") that are not in default at the time of acquisition, acquired for the purpose of influencing control over such Permitted Issuer or creditor group of municipal bonds of such Permitted Issuer (a) the Fund already owns and
            (b) which have deteriorated or are expected shortly to deteriorate, with the expectation that such investment should enable the Fund to better maximize the value of its existing investment in such issuer, provided that the taxable fixed-income securities of such issuer so acquired do not constitute more than 0.5% of the Fund's Managed Assets as of the time of investment.

       v. Any assets received by the Fund from a Permitted Issuer as the result of a default by the Permitted Issuer of its obligations under the asset or the bankruptcy or restructuring of the Permitted Issuer; provided any assets received as a result of a default by the Permitted Issuer shall be disposed of within five years of receipt thereof if such assets would not otherwise qualify as Eligible Assets but for this Section 1(C)(v).

    2. At any time that VMTP Shares are outstanding, for any investment company the securities of which are held by the Fund, the Fund will provide or make available the following information to the Holders within 10 days after the public quarterly release of such information:

       i. the identity of the investment company and the CUSIP Number, the number of shares owned, as of the end of the prior quarter, and the percentage of the investment company's equity represented by the Fund's investment, as of the end of the prior quarter;

       ii. a representation that each such investment company invests solely in "Eligible Assets," which representation may be based upon the affirmative representation of the underlying investment company's investment adviser; and

       iii. the information contained in the most recently released financial statements of each such underlying investment company relating to the portfolio holdings of each such investment company.